UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2026

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	000-10592	14-1630287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s telephone number,
including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As part of TrustCo Bank Corp NY’s (“TrustCo” or the “Company”) ongoing shareholder engagement efforts, TrustCo has been engaging in discussions with HoldCo Asset Management (“HoldCo”) regarding the Company’s business, operations, financial condition, capital allocation, strategic considerations, mergers and acquisitions strategy, corporate governance practices, board composition and other related matters.

As previously announced on December 19, 2025, TrustCo authorized a share repurchase program to buy back up to two million shares of its common stock, or approximately 11% of its outstanding shares. The Company intends to complete such repurchases in 2026, subject to, among other things, general market conditions, liquidity and capital requirements, alternative uses for capital and TrustCo’s financial performance. The program aligns with the TrustCo Board of Directors’ belief that the Company’s stock remains highly undervalued and that the best use of the Company’s capital at this time is repurchasing stock as opposed to other uses, such as acquisitions.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note regarding Forward-Looking Statements

All statements in this Current Report on Form 8-K that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future developments, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our previously approved stock repurchase program, including with respect to the timing and amount shares purchased under the program. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Such forward-looking statements are subject to factors and uncertainties that could cause actual results to differ materially from the views, beliefs and projections expressed in such statements.  Examples of these risks and uncertainties with respect to our stock repurchase program include, but are not limited to: general market conditions; the market price of our common stock; TrustCo’s financial performance, the impact of repurchases and other events on TrustCo’s regulatory capital; legal requirements applicable to the execution of share repurchases; U.S. government shutdowns, credit rating downgrades, or failure to increase the debt ceiling; future changes in interest rates; external economic factors, such as changes in monetary policy, ongoing inflationary pressures and continued elevated prices; and the risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q or other filings with the Securities and Exchange Commission. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The forward-looking statements contained in this Form 8-K represent TrustCo management’s views as of the date of this Form 8-K. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 29, 2026

TRUSTCO BANK CORP NY
(Registrant)

By: /s/ Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and
Chief Financial Officer